Exhibit 99.3

CONTE ROSSO & PARTNERS S.R.L.

CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2012 &

DECEMBER 31, 2011

	June 30,	December 31,
	2012 Unaudited	2011 Audited
Assets
Current Assets:
Cash	€1,286	€545
Trade receivables total	11,475	11,480
Less allowance for doubtful accounts	(3,120)	(3,120)
Net trade and other receivables	8,355	8,360
Related parties receivables	3,687	2,932
Vat Tax receivables	3,099	3,824
Advance payment on purchase and other current assets	2,000	6,608
Available for sale assets	2,428	8,363
Total current assets	20,855	30,632

Non - Current Assets:
Investment in other companies	387	387
Net properties, plant and equipment (Including € 37,444 and € 30,082, respectively)	91,098	93,830
Goodwill	1,947	1,947
Net other intangible assets	1,404	1,437
Other non-current assets	9,143	7,633
Total non - current assets	103,979	105,234

Total Assets	€124,834	€135,866

Liabilities and Stockholders' Equity
Current liabilities:
Bank overdrafts	€10,589	€10,331
Current maturities of long term loans and capital leases	10,928	15,120
Trade payables	7,116	9,895
Related parties payables	257	607
VAT Tax payables	2,096	2,509
Others current liabilities	11,257	17,848
Available for sale liabilities	-	3,560
Total current Liabilities	42,243	59,870

Non - current liabilities:
Long term loans and capital leases	47,077	46,732
Shareholder's loans	2,645	2,383
Other non-current liabilities	319	692
Total non - current Liabilities	50,041	49,807
Total liabilities	€92,284	€109,682

Stockholders' Equity
Common stocks	98	98
Additional Paid in Capital	25,905	25,905
Retained earnings/(Accumulated loss)	4,849	134
Equity attributable to owners of Conte Rosso & Partners, S.rl.	30,852	26,137
Non-Controlling interests in the consolidated subsidiaries	1698	52
Total Stockholders' Equity	32,550	26,189
Total Liabilities and Stockholders' Equity	€124,834	€135,866

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CONTE ROSSO & PARTNERS, S.R.L.

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE SIX MONTH

PERIODS ENDED JUNE 30, 2012 & 2011

	June 30,	June 30,
	2012 Unaudited	2011 Unaudited

Revenue from operations	€2,305	€2,386
Direct operating and selling, general and administrative costs
Direct operating costs	(981)	(1,280)
Selling, general and administrative costs	(245)	(1,918)
Amortization and depreciation	(1,473)	(1,386)
Total direct operating, selling, and administrative costs	(2,699)	(4,584)
Operating (Loss)	(394)	(2,198)

Interest income		1
Interest expenses	(1,471)	(1,683)
Asset Impairment		(710)
Other income	112	463
Gain on business combination(bargain purchase)		2,563
Loss from continuing operations, before income taxes	(1,753)	(1,564)
Income taxes	(76)	(77)
Loss from continuing operations, net of income taxes	(1,829)	(1,641)
Net income/(loss) from operations of discontinued operations, after taxes	(19)	(22)
Net income/(loss) on disposal of discontinued operations, after taxes	306	95
Net profit/(loss) from discontinued operations	287	73
Consolidated net loss for the period	(1,542)	(1,568)
Less net loss attributable to non-controlling interests in the consolidated subsidiaries	161	294
Net loss attributable to owners of Conte Rosso & Partners S.r.l	€(1,381)	€(1,274)

STATEMENT OF COMPREHENSIVE LOSS

Consolidated net loss for the period	€(1,542)	€(1,568)
Total comprehensive loss for the period	(1,542)	(1,568)
Less net comprehensive loss attributable to non-controlling interests in the consolidated subsidiaries	161	294
Net comprehensive loss attributable to owners of Conte Rosso & Partners, S.r.l	€(1,381)	€(1,274)

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CONTE ROSSO & PARTNERS, S.R.L.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	June 30, 2012	June 30, 2011
	Unaudited	Unaudited
Cash Flows from Operating Activities
Net loss	€(1,542)	€(1,568)
Net loss from operations on discontinued operations	19	22
Net gain from disposal on discontinued operations	(306)	(95)
Depreciation and amortization of non-current assets	1,473	1,386
Asset impairment		710
Change in VAT taxes	1	(20)
Other non-cash adjustments		1,747
Cash flows from continuing operations before changes in assets and liabilities	(355)	2,182
Changes in assets and liabilities
Change in trade receivables	306	(1,764)
Change in related parties receivables	(755)	(1,292)
Change in other receivables	(301)	369
Change in advance payment on purchase of properties	4,600	7,406
Change in other assets	87	(170)
Change in trade payables	(2,779)	4,307
Change in related parties payables	(350)	(555)
Change in other payables	37	(368)
Change in income current taxes	312	(1,962)
Change in other liabilities	(102)	(2,015)
Net cash provided by Operating Activities (A)	700	6,138
Cash Flows from Investing Activities
Purchases of intangible assets		(2)
Proceeds from sale of intangible assets	32
Payment for purchase of properties, plant and equipment		(25,575)
Proceeds from sale of properties, plant and equipment	1,260
Proceeds from sale of associates and other company		659
Payment for financial investing activity		(5)
Other investing change	(1,590)	(672)
Net cash used in investing activities (B)	(298)	(25,594)
Cash Flows from Financing Activities
Net reimbursements/borrowings from bank overdrafts	258	(1,223)
Net proceeds from issuance of long-term debt	1,547	17,448
Net proceeds from issuance of shareholders loan	1,264	3,287
Net repayment of long-term debt	(7,407)	3,287
Net cash provided by Financing Activities (C )	(4,337)	19,513
Cash Flows from Discontinued Operations
Net reimbursement of liabilities associated with discontinued operations	(1,547)	(100)
Net proceeds from disposal of discontinued operations	6,241	395
Net payments of operations on discontinued operations	(19)	(22)
Net cash provided by Discontinued Operations (D )	4,675	273
Net Increase/(decrease) in Cash and Cash Equivalents (A+B+C+D)	740	330
Cash and cash equivalents at beginning of the year	545	430
Cash and cash equivalents at end of the year	€1,286	€760

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CONTE ROSSO & PARTNERS, S.R.L.

(FORMERLY ALL REAL ESTATE, S.R.L.)

Notes to unaudited Consolidated Financial Statements

For the six months periods ended June 30, 2012 and 2011

(Euros, amounts in thousands, unless otherwise indicated)

1.	Organization

Conte Rosso & Partners, S.r.l. (formerly “All Real Estate, S.r.l. – “CR&P” or “the Company”) is a company incorporated in Italy. Operations are carried out through CR&P and its subsidiary companies, and mainly consist of investment in hospitality business, operating properties, real estate and development.

As of June 30, 2012 the consolidated operating subsidiaries are the following:

	%	% voting		Principal
Subsidiary	Ownership	Capital	Location	activity

8 + 23 Immobiliare S.r.l.	96.00	96.00	Italy	Real estate

Aral Immobiliare S.r.l.	100.00	100.00	Italy	Real estate

Aros S.r.l.	95.00	95.00	Italy	Real estate

Bruno Buozzi Immobiliare S.r.l.	100.00	100.00	Italy	Real estate

Carciano Immobiliare S.r.l.	95.10	95.10	Italy	Real estate

C.R.&P. Immobiliare S.r.l.	90.00	90.00	Italy	Real estate

C.R.&P. Service S.c.a.r.l.	90.00	90.00	Italy	Group’s exclusive financial services

Enital S.r.l.	50.00	50.00	Italy	Power & petrochemical

Galzignano Terme Golf & Resort S.p.A.	97.25	97.25	Italy	Investment company

Guinean Energy Enterprises S.A.	71.25	71.25	Guinea	Power, plantation and hotels

Investimenti Immobiliari S.r.l.	95.00	95.00	Italy	Real estate

Investimenti Industriali Triestini S.r.l.	50.00	50.00	Italy	Real estate

Preneste Real Estate S.r.l.	100.00	100.00	Italy	Real estate

Primesint S.r.l.	70.00	70.00	Italy	Real estate

Ripa Hotel & Resort S.r.l.	100.00	100.00	Italy	Hotel & Leisure

Terme di Galzignano S.p.A.	97.25	97.25	Italy	Hotel & Leisure

West African Enterprises Ltd.	75.00	75.00	United Kingdom	Sub-holding

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2.	Summary of significant accounting policies

Basis of consolidation

All majority-owned subsidiaries in which CR&P has both voting share and management control are consolidated. All significant intercompany accounts and transactions are eliminated. Subsidiaries over which control is achieved through other means, such as stockholders agreement, are also consolidated even if less than 51% of voting capital is held. The equity attributable to non-controlling interests in subsidiaries is shown separately in the consolidated financial statements.

Basis of presentation

The consolidated financial statements for the six months ended June 30, 2012 and 2011 are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The Euro is the functional currency of all companies included in these consolidated financial statements.

Restatement

We have made changes to the balance sheets, statement of operations and cash flow statements to correct our presentation to comply with Generally Accepted Accounting Principles. None of these changes are material and the net effect is not material to the financial statements.

Additionally, we added and changed our footnotes to comply with Generally Accepted Accounting Principles. None of these changes are material and the net effect is not material to the financial statements.

Acquisitions

Assets acquired and liabilities assumed in business combinations are recorded on our consolidated balance sheets as of the respective acquisition dates based upon their estimated fair values at such dates.

The results of operations of businesses acquired by us have been included in the consolidated statements of income (loss) since their respective dates of acquisition. In certain circumstances, the purchase price allocations are based upon preliminary estimates and assumptions. Accordingly, the allocations are subject to revision when we receive final information, including appraisals and other analyses. There were no contingent payments, options, or commitments specified in any of on acquisition agreements.

Cash and cash equivalents

Cash and cash equivalents comprise cash balances, cash on current accounts with banks, bank deposits and other highly liquid short-term investments with original maturities of less than three months.

Accounts receivable & Allowance for doubtful accounts

Accounts receivable represents trade obligations from customers that are subject to normal trade collection terms, without discounts. The Company periodically evaluates the collectability of its accounts receivable and considers the need to record or adjust an allowance for doubtful accounts based upon historical collection experience and specific customer information. Actual amounts could vary from the recorded estimates. The Company has determined that as of June 30, 2012 and December 31, 2011 € 3,120, is the allowance for doubtful accounts was that required. The Company does not require collateral to support customer receivables.

The provision for 2011 and for the six months period ended June 30, 2012 arises from the agreement relating to the property at Via Carciano, Rome, Italy (see Section “Advance payment on purchase and other current assets”).

Investments

Investments in unconsolidated affiliates over which we exercise significant influence, but do not control, including joint ventures, are accounted for using the equity method.

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Investments in unconsolidated affiliates over which we are not able to exercise significant influence are accounted for under the cost method.

Property, plant and equipment

Property, plant and equipment are stated at acquisition cost less accumulated depreciation and adjustments for impairment losses. Property, plant and equipment also includes assets under construction and plant and equipment awaiting installation.

Subsequent expenditures are capitalized only when they increase the future economic benefits embodied in an item of property, plant and equipment. All other expenditures are recognized as expenses in the consolidated statement of income as incurred.

Capitalization ceases when construction is interrupted for an extended period or when the asset is substantially complete.

Depreciation is charged on a straight-line basis over the estimated remaining useful lives of the individual assets.

Depreciation commences from the time an asset is put into operation. Depreciation is not charged on assets to be disposed of or on land. The range of the estimated useful lives is as follows:

-	Buildings and constructions: 33 years

-	Machinery and equipment: 2 – 20 years

-	Others: 5 years

Long-Lived Assets

We evaluate the carrying value of our long-lived assets for impairment by comparing the expected undiscounted future cash flows of the assets to the net book value of the assets when events or circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. If the expected undiscounted future cash flows are less than the net book value of the assets, the excess of the net book value over the estimated fair value will be charged to earnings.

Fair value is based upon discounted cash flows of the assets at a rate deemed reasonable for the type of asset and prevailing market conditions, appraisals, and, if appropriate, current estimated net sales proceeds from pending offers.

We evaluate the carrying value of our long-lived assets based on our plans, at the time, for such assets and such qualitative factors as future development in the surrounding area and status of expected local competition.

Assets and liabilities held for resale

In connection with the strategy of concentrating in the portfolio of hotel, power, and plantations investments, in the periods presented we entered into various negotiations with potential purchasers to sell. Most of these sales are concluded at the date of presentation of the interim financial statements ended June 30, 2012.

The Company has assessed that the potential realizable (or realized) value of these assets at the market value are higher than the net asset carrying value and accordingly no impairment has been provided for.

Goodwill and Other Intangible Assets

We evaluate goodwill for impairment on an annual basis, and do so during the last month of each year using balances as of the end of September and at an interim date if indications of impairment exist. Goodwill impairment is determined by comparing the fair value of a reporting unit to its carrying amount in a two-step process with an impairment being recognized only where the fair value is less than carrying value. We define a reporting unit at the individual property level.

When determining fair value in step one, we utilize internally developed discounted future cash flow models, third party appraisals and, if appropriate, current estimated net sales proceeds from pending offers. Under the discounted cash flow approach we utilize various assumptions, including projections of revenues based on assumed long-term growth rates, estimated costs and appropriate discount rates based on the weighted-average cost of capital. The principal factors used in the discounted cash flow analysis requiring judgment are the projected future operating cash flow, the weighted-average cost of capital and the terminal value growth rate assumptions. The weighted-average cost of capital takes into account the relative weights of each component of our capital structure (equity and long-term debt) and is determined at the reporting unit level. Our estimates of long-term growth and costs are based on historical data, various internal estimates and a variety of external sources, and are developed as part of our routine, long-term planning process. We then compare the estimated fair value to our carrying value.

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If the carrying value is in excess of the fair value, we must determine our implied fair value of goodwill to measure if any impairment charge is necessary. The determination of our implied fair value of goodwill requires the allocation of the reporting unit’s estimated fair value to the individual assets and liabilities of the reporting unit as if we had completed a business combination.

We perform the allocation based on our knowledge of the reporting unit, the market in which they operate, and our overall knowledge of the hospitality industry.

Leasing

All lease agreements of the Company and its subsidiaries as lessees are accounted for as capital leases. The Company recognizes the asset and associated liability on its balance sheet. Capital leases are capitalized at the beginning of the lease at the lower of the fair value of the leased property and the present value of minimum lease payments. Each installment of the lease is apportioned between the liability and finance charges so as to achieve an equal reduction in capital due for each payment made at constant rate on the remaining financial balances.

Derivative financial instruments

The Company uses derivative financial instruments principally for the management of exposure to variable interest rates on long-term financing. All derivative financial instruments are classified as assets or liabilities and are accounted for at trade date. The Company measures all derivative financial instruments based on fair values derived from market prices of the instruments. Changes in the fair value of a derivative that is significant and that is designated and qualifies as a fair value hedge, along with the loss or gain on the hedged asset or liability, are recorded in the income statement.

Currently there is only one derivative instrument hedging the risk of variable interest rates (an “interest rate cap”), the notional amount of is €4 million. This derivative instrument hedges the risk from change of interest rate on a mortgage loan facility with “bullet” repayments originally of € 8 million of which € 6.6 million is outstanding.

At June 30, 2012, the Company has recorded in the six months income statement the change in fair value of the derivative instrument mentioned above a loss of € 27 .

Shareholders loans

Shareholders loans to the Group are all non-interest bearing. Italian law provides that the shareholders loans to a corporation ("S.r.l.") are not preferred and their repayment is subordinated to other categories of debt. As a result all shareholder loans are classified as non-current liabilities.

Severance indemnity fund

According to Italian accounting principles reflecting local law and applicable employment contracts, certain post-employment benefits accrue during the period of employment. Under U.S. GAAP, post-employment benefits are defined either as de fined contribution plans or defined benefit plans.

In defined contribution plans, the company's obligation is limited to the payment of contributions to the Government or to a fund. Defined benefit plans are pension, insurance and healthcare programs which cover the company's obligation, even implicitly, to provide the benefits due to former employees. The liabilities associated with defined benefit plans are determined on the basis of actuarial assumption (discounting) and accrued in the financial statements over the employment period required to obtain the benefits.

The severance indemnity fund required by Italian law is a liability similar to a defined benefit plan, which, however, according to Italian accounting principles, is not subject to discounting. Given the small number of Group employees any difference between the present provisions in the financial statements prepared in accordance with Italian GAAP and discounted value of these benefits is considered to be immaterial.

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Revenue Recognition

Our revenues are derived from rent we receive according to rental agreements we have in place with a Hotel Management Company. The majority of our rent is fixed and payable monthly. We recognize additional revenue that is variable based on a percentage of the operating profit of our rented hotels.

Taxes

Income taxes

We account for income taxes to recognize the amount of taxes payable or refundable for the current year and the amount of deferred tax assets and liabilities resulting from the future tax consequences of differences between the financial statements and tax basis of the respective assets and liabilities. We recognize the financial statement effect of a tax position when, based on the technical merits of the uncertain tax position, it is more likely than not to be sustained on a review by taxing authorities. These estimates are based on judgments made with currently available information. We review these estimates and make changes to recorded amounts of uncertain tax positions as facts and circumstances warrant.

Stockholder’s equity

As of today, the share capital of CR&P is represented by one share, fully paid as to € 98,000. Mr. Antonio Conte and Ms. Maddalena Olivieri each contributed 50% of the share capital of CR&P. In accordance with Italian law, this share is registered with the Register of Companies at the Italian Chamber of Commerce. In the last quarter of 2011, Mr. Conte waived repayment of a shareholder’s loan of € 25.9 million, which has been recognized as Additional Paid-In Capital in the Stockholder’s Equity as of December 31, 2011.

3.	Related parties receivables and payables

Related parties receivables and payables relate to the CEO and shareholder, Mr. Antonio Conte, both directly and indirectly.

The amount shown as receivables as of June 30, 2012 and December 31, 2011 relates primarily to an interest-free loan to Mr. Antonio Conte, given to complete certain acquisitions, and which is repayable in 32 monthly installments.

4.	Advance payment on purchase and other current assets

Advance payments are primarily deposit paid in connection with real estate being acquired as detailed in the table below.

	June 30, 2012	Dec. 31, 2011
Advance payment on purchase

Roma, via Carciano, building	-	4,600

Salerno, Sala Abbagnano, land under development program	€1,850	€1,850

Total advance payment on purchase	1,850	6,450

Other current assets	150	158

Total	€2,000	€6,608

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The property of Via Carciano, Rome, is held under a preliminary contract and a deposit has been paid. During 2011, an agreement has been reached for the refund of the deposit to the Company. The original amount of the deposit was €9.25 million. The refund of the deposit was completed in June, 2012.

Based on the agreement, the company has a right to a penalty if the sale of the property is sold to a third party and in 2011, the property was sold to a third party and the amount of the penalty was determined to be € 9.25 million.

5.	Real estate held for sale

The following are the real estate assets held for sale:

Assets held for sale	June 30, 2012	December 31, 2011

Roma - Via Bruxelles, building	-	€3,235
Anzio (RM) - Loc. via della Cannuccia, building	€2,428	2,428
Pisa, via San Martino, building		2,700

Total	2,428	8,363

Liabilities associated with Assets held for sale	June 30, 2012	December 31, 2011

Roma - Via Bruxelles, building	-	2,013
Pisa, via San Martino, building	-	1,547

Total	-	€3,560

6.	Investments

Of the total of €387 as of June 30, 2012, €372 is represented by the investment in Intermedia Finance S.p.A. which is carried at cost.

7.	Property, plant and equipment

Property, plant and equipment comprises :

	June 30 , 2012	December 31 , 2011

Property, plant and equipment
Hotel Ripa building, plant and equipment	€41,853	€41,623
Terme di Galzignano golf, building, other plant and equipment	40,415	40,420
Via Buozzi, Rome, building	3,300	3,300
Petrochemical and power plant	14,817	14,284
Porto Cervo(OT), Sardinia, building		833
Porto Rotondo(OT), Sardinia, building		421
Fregene(RM) - Via Capo d'Orlando building		1,456
Trieste - Loc, Villa Opicina, industrial building	2,523	2,523
Milano, via Azario, building	7,205	7,205
Other properties, plant and equipment	2,344	2,020
Less accumulated depreciation	(21,359)	(20,255)
Total, net	€91,098	€93,830

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8.	Major acquisitions and divestments

In line with the strategy to expand operations in the hospitality area, on January 1, 2011 the Company acquired 97.25% of Terme di Galzignano S.p.A (“TdiG”). The cost of acquisition of TdiG was €23,266 million. It was paid with cash of €4.90 million and assumption of €18,276 million of debt.

The primary asset of TdiG is a resort spa located in the Euganean Hills, a few miles from Padua. The complex consists of four four-star hotels, a nine hole golf course with putting green, driving range and clubhouse, a revitalizing center and spa, six indoor and outdoor pools, two sports pools, six tennis clay courts, a jogging and shopping center. The complex is surrounded by 350,000 square meters of parkland.

The balance sheet effects of the acquisition are summarized below:

The purchase price allocation for the acquisition of Terme di Galzignano S.p.A. is as follows:

January 1, 2011
Current maturity of long-term debt	€6,539
Long-term debt	11,737
Cash payments	4,990
Total purchase price	€23,266

Allocated to:
Property, plant and equipment	€25,580
Net working capital	1,205
Bank overdrafts	(848)
Provisions	(195)
Gain on bargain purchase	(2,476)
Total	€23,266

The gain of €2,476 million on bargain purchase is recognized in the statement of operations for the year ended December 31, 2011.

Guinean Energy Enterprises S.A. (Republic of Guinea) incorporation

Guinean Energy Enterprises S.A. was incorporated in April 2012 and the Group has a 95% indirect interest (71.25 calculating as equity ratio method) in its issued share capital held through West African Enterprises Ltd., the Group’s african sub-holding.

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The Guinean Energy Enterprises S.A. was established to seek to exploit opportunities in the Republic of Guinea and in particular opportunities in oil palm plantations, construction and operation of power plants, real estate development and construction and operation of hotels.

Antonio S.r.l. spin-off

It has been decided to split the subsidiary Antonio S.r.l. (“Antonio”) into two entities so that each can focus on its own operations. Antonio has transferred its industrial property assets and operations into a newly created company, CRP Immobiliare S.r.l. (“CRPI”), focused on industrial operations, and has distributed the shares of this new company to the existing shareholders of Antonio on a pro rata basis.

As a result CRPI will acquire total assets with a book value as of December 31, 2011 of €15.15 million and liabilities of €10.12 million. The equity of CRPI (assets less liabilities transferred) will amount to €5.03 million.

Set out below are details of assets and liabilities transferred:

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TRANSFERRED ASSETS	€/000
Tangible assets
Cars	44

Investment in associates and other companies
Comunicazioni Globali S.r.l.	3
Sacomar S.r.l. in liquidazione	5
Investimenti Immobiliari S.r.l.	5
Aros S.r.l.	100
Intermedia Finance S.p.A.	372
Life insurance policy	250
Total Investment in associates and other companies	735

Assets held for resale
Properties held for resale	4,933

Receivables
Receivables from Aral rl	5,464
Receivables from I.IMM.RI SRL	3,757
Receivables from Aros Srl	215
Total receivables	9,436

TOTAL TRANSFERRED ASSETS	15,148

TRANSFERRED LIABILITIES	€/000
Financial debt
Long term debt	1,501
Bank overdraft	496
Total financial debt	1,997

Other current liabilities
Shareholder loans	1,129
Payables to Ripa S.r.l.	475
Payables to Preneste Re srl	5,654
Total other current liabilities	7,258

Other non-curent liabilities
Advance payment on property	169
Notes paybles	700
Total other non-current liabilities	869

TOTAL TRANSFERRED LIABILITIES	10,124

TOTAL TRANSFERRED EQUITY	5,024

In March, 2012 – after the spin-off – there was a sale of participation in Antonio to third parties which will impact the consolidated financial report for the six months period ended June 30, 2012. In particular, included in the assets held by Antonio is a building located in Via Brussels in Rome which is the subject of litigation. As a result, the Group has benefited in 2012 from the elimination of the associated risk.

Discontinued operations - Net profit / (loss) from operations of discontinued operations for the six months ended June 30, 2012 and 2011 were approximately €287,000 and €73,000, respectively. Loss from operations and gain on disposal of discontinued operations are related to assets held for sale. In the first six months of 2012 Ripa Hotel and Resort Srl disposed a real estate property owned in Pisa, Via San Martino, while Aral Srl disposed two real estate properties owned in Porto Cervo and Porto Rotondo, Sardinia, Italy, both with a net financial gain of approximately € 300,000. As of June 30, 2011, the net profit from discontinued operations was due to the disposal of a real estate property owned by Ripa Hotel and Resort Srl located in Todi, Perugia, with a net financial gain of approximately € 95,000.

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9.	Goodwill

€'000	Owned and leased hotel	Others owned properties	Total
Balance as of January 1, 2011

Goodwill, net	€1,149	€798	€1,947

No Activity during the period

Balance as of December 31, 2011

Goodwill, net	1,149	798	1,947

No Activity during the period

Balance as of June 30, 2012

Goodwill, net	€1,149	€798	€1,947

In the six months period ended June 30, 2012 and 2011, the company did not have any new goodwill or any impairment on existing goodwill.

10.	Other non-current assets

The table below shown the breakdown of other non-current assets:

	June 30, 2012	December 31, 2011
Related parties non-current receivables	€2,547	€2,547
Other financial assets	254	254
Accruals and deferred costs	274	353
Other non-current receivables	6,069	4,479
Other non-current assets	€9,144	€7,633

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11.	Bank overdrafts and Long term debt

Amounts of financial debt due to non-related parties are:

	June 30, 2012	December 31, 2011

Debt

Mortgage loan on property	€27,460	€34,559
Leasing	30,545	30,854

Total debt	58,005	65,412
Current portion of Debt	10,928	15,120
Long term debt	€47,077	€50,292

Outstanding short term borrowings
as of June 30, 2012 and December 31, 2011

Company	Type of debt	Object	Collateral	Outst. balance as of June 30, 2012	Outst. balance as of Dec. 31, 2011
CONTE ROSSO & PARTNERS, S.R.L.	BANK OVERDRAFT	Cash facility	-	€2,073	€2,018
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	BANK OVERDRAFT	Cash facility	-	248	253
ARAL IMMOBILIARE, S.r.l.	BANK OVERDRAFT	Cash facility	-	0	0
INVESTIMENTI IMMOBILIARI, S.r.l.	MORTGAGE LOAN ("bullet" reimbursement plan)	Building improvement	Building, via Azario, Milan, Italy + Insurance Policy	6,700	6,600
INVESTIMENTI IMMOBILIARI, S.r.l.	BANK OVERDRAFT	Cash facility	-	45	65
INVESTIMENTI IMMOBILIARI, S.r.l.	BANK OVERDRAFT	Cash facility	-	680	522
TERME DI GALZIGNANO, S.r.l.	BANK OVERDRAFT	Cash facility	-	295	288
TERME DI GALZIGNANO, S.r.l.	BANK OVERDRAFT	Cash facility	-	96	97
TERME DI GALZIGNANO, S.r.l.	BANK OVERDRAFT	Cash facility	-	200	197
TERME DI GALZIGNANO, S.r.l.	BANK OVERDRAFT	Cash facility	-	253	291
			TOTAL	€10,589	€10,331

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Outstanding non-current financial debts
as of June 30, 2012 and December 31, 2011

Company	Type of debt	Object	Collateral	Outst. balance as of June 30, 2012 (€'000)	Outstanding balance as of December 31, 2011 (€'000)
8 + 23 IMMOBILIARE S.R.L.	UNSECURED LOAN	Time sharing - Punta Ala, purchasing	-	1,078	1,079
CONTE ROSSO & PARTNERS, S.R.L.	CAPITAL LEASE	Building purchase	Headquarter property, via B.Buozzi, Rome, Italy	2,741	2,762
CONTE ROSSO & PARTNERS, S.R.L.	UNSECURED LOAN	Cash facility	-	847	1,000
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	MORTGAGE LOAN	Building purchase	Building, via Bruxelles, Rome, Italy		516
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	MORTGAGE LOAN	Building purchase	Building, via Bruxelles, Rome, Italy		207
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	MORTGAGE LOAN	Building purchase	Building, via Bruxelles, Rome, Italy		1,290
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	MORTGAGE LOAN	Building purchase	Building, Villa Opicina (Trieste), Italy	1,320	1,412
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	MORTGAGE LOAN	Building purchase	Building, Fregene (Rome), Italy		861
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	UNSECURED LOAN	Cash facility	-		2,470
ARAL IMMOBILIARE, S.r.l.	MORTGAGE LOAN	Building purchase	Building, Porto Cervo (Olbia), Italy	423	455
ENITAL S.r.l.	MORTGAGE LOAN	Building and plant purchase	Petrochemical and energy plant, Livorno, Italy	1,317	1,317
ENITAL S.r.l.	MORTGAGE LOAN	Building and plant purchase	Petrochemical and energy plant, Livorno, Italy	3,682	3,611
PRIMESINT, S.r.l.	CAPITAL LEASE	Building purchase	Building, Via Benaco, San Giuliano (Milan), Italy	333	343
RIPA HOTEL & RESORT S.r.l.	CAPITAL LEASE	Building purchase	Hotel property in Rome, Italy	27,471	27,748
RIPA HOTEL & RESORT, S.r.l.	MORTGAGE LOAN	Building purchase	Bulding, via San Martino, Pisa, Italy		451
RIPA HOTEL & RESORT, S.r.l.	MORTGAGE LOAN	Building purchase	Bulding, via San Martino, Pisa, Italy		717
RIPA HOTEL & RESORT, S.r.l.	MORTGAGE LOAN	Building purchase	Bulding, via San Martino, Pisa, Italy		379
TERME DI GALZIGNANO, S.r.l.	MORTGAGE LOAN	Building purchase	Hotel property in Galzignano (Padova), Italy	13,793	13,793
TERME DI GALZIGNANO, S.r.l.	MORTGAGE LOAN ("bullet" reimbursement plan)	Cash facility	Hotel property in Galzignano (Padova), Italy	5,000	5,000
			TOTAL	58,005	65,412

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Company	Type of debt	Object	Collateral		Installments maturity as of June 30, 2013 (€/000)	Installments maturity as of June 30, 2014 (€/000)	Installments maturity as of June 30, 2015 (€/000)	Installments maturity as of June 30, 2016 (€/000)	Installments maturity as of June 30, 2017 (€/000)
8 + 23 IMMOBILIARE S.R.L.	UNSECURED LOAN	Time sharing - Punta Ala, purchasing	-		395
CONTE ROSSO & PARTNERS, S.R.L.	CAPITAL LEASE	Building purchase	Headquarter property, via B.Buozzi, Rome, Italy	116	97	101	106	110	114
CONTE ROSSO & PARTNERS, S.R.L.	UNSECURED LOAN	Cash facility	-		323	344
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	MORTGAGE LOAN	Building purchase	Building, via Bruxelles, Rome, Italy
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	MORTGAGE LOAN	Building purchase	Building, via Bruxelles, Rome, Italy
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	MORTGAGE LOAN	Building purchase	Building, via Bruxelles, Rome, Italy
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	MORTGAGE LOAN	Building purchase	Building, Villa Opicina (Trieste), Italy	210	185	191	196	202	207
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	MORTGAGE LOAN	Building purchase	Building, Fregene (Rome), Italy	48	37	39	41	44	47
ANTONIO, S.R.L. / CRP IMMOBILIARE, S.r.l.	UNSECURED LOAN	Cash facility	-		532
ARAL IMMOBILIARE, S.r.l.	MORTGAGE LOAN	Building purchase	Building, Porto Cervo (Olbia), Italy	69	59	61	63	65	67
ENITAL S.r.l.	MORTGAGE LOAN	Building and plant purchase	Petrochemical and energy plant, Livorno, Italy	239	188	198	209	220	233
ENITAL S.r.l.	MORTGAGE LOAN	Building and plant purchase	Petrochemical and energy plant, Livorno, Italy	116	103	106	109	112	115
PRIMESINT, S.r.l.	CAPITAL LEASE	Building purchase	Building, Via Benaco, San Giuliano (Milan), Italy	25	21	22	23	24	25
RIPA HOTEL & RESORT S.r.l.	CAPITAL LEASE	Building purchase	Hotel property in Rome, Italy	700	572	598	626	654	685
RIPA HOTEL & RESORT, S.r.l.	MORTGAGE LOAN	Building purchase	Bulding, via San Martino, Pisa, Italy	46
RIPA HOTEL & RESORT, S.r.l.	MORTGAGE LOAN	Building purchase	Bulding, via San Martino, Pisa, Italy	58
RIPA HOTEL & RESORT, S.r.l.	MORTGAGE LOAN	Building purchase	Bulding, via San Martino, Pisa, Italy	32
TERME DI GALZIGNANO, S.r.l.	MORTGAGE LOAN	Building purchase	Hotel property in Galzignano (Padova), Italy	1379	1,379	1,379	1,379	1,379	1,379
TERME DI GALZIGNANO, S.r.l.	MORTGAGE LOAN ("bullet" reimbursement plan)	Cash facility	Hotel property in Galzignano (Padova), Italy
			TOTAL		3,889	3,038	2,749	2,809	2,870

The following table sets out the amounts of the assets held and used by capital lease:

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	Asset Balances at	Asset Balances at
Class of property	June 30, 2012	December 31, 2011

Building	€42,580	€42,580
Less: accumulated depreciation	(5,136)	(4,498)

Net balance	€37,444	€38,082

The following table sets out the schedule of the undiscounted and discounted future minimum lease payments:

Minimum lease payments (future and net present value)

Twelve months-period ending June 30:

2013	€2,012
2014	2,012
2015	2,012
2016	2,012
2017	2,012
Later years	21,826
Purchase option	12,059
Total net minimum lease payments	43,946
Less: Amount representing interest	(16,370)
Present value of net minimum lease payments	€27,576

As of June 30, 2012, there are no unused credit lines.

12.	Shareholder’s loans

In order to strengthen the Group’s capital position and taking into account future financial commitments to enable the real estate investment and development projects to be progressed, in the last quarter of 2011, Mr. Conte waived repayment of a shareholder’s loan of € 25.9 million.

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13.	Commitments and contingencies

The Company and certain subsidiaries are defendants in legal actions in the normal course of business. Based on the advice of legal counsel, management believes that the amounts recognized and recorded as debt provisions or asset negative adjustments are sufficient to cover probable losses in connection with such actions.

The risk provisions or negative adjustments are recognized when in accordance with the opinion of legal counsel the liability is probable and measurable.

14.	Income taxes

Tax losses carryforwards

Under Italian tax law the operating loss carryforwards available for offset against future profits can be used indefinitely. Operating loss carryforwards are only available for offset against national income tax, in the limit of 80% of taxable annual income.

Our operating losses carried forward and available for offset against future profits as of June 30, 2012 and 2011 is €11.473 and €8.195, respectively.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Components of the Company’s deferred tax asset are as follows as of June, 2012 and December 31 2011:

	2012	2011
Deferred tax asset – net operating loss carryovers	€3,155	€1,431
Valuation allowance	(3,155)	(1,431)
Net deferred tax asset	€-	€-

The Company periodically evaluates whether it is more likely than not that it will generate sufficient taxable income to realize the deferred income tax asset. The ultimate realization of this asset is dependent upon the generation of future taxable income sufficient to offset the related deductions. At the present time, management cannot presently determine when the Company will be able to generate sufficient taxable income to realize the deferred tax asset; accordingly, a valuation allowance has been established to offset the asset.

The reconciliation of income tax benefit attributable to continuing operations computed at the Italian statutory tax rates to the income tax benefit recorded is as follows:

	Six-month period ended June 30,
	2012	2011
Income tax at Italian statutory rate of 27.5%	€(597)	€(512)
Increase in valuation allowance	597	512
Income tax benefit	€-	€-

15.	Subsequent events

In September 2012, the Company divested all of it non hotel assets to a company related party company controlled by the shareholders. The total assets and liabilities divested was € 49.4 million and € 45.8 million, respectively.

In November 2012 the Company consummated a share exchange with Southern State Sign Company. The Share Exchange is being accounted for as a reverse merger.  Our consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of both companies, our historical operations and the operations of CR&P from November 1, 2012, the date of the Share Exchange Agreement.

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